SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 14, 2019

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Failure to Satisfy a Continued Listing Rule.

On January 8, 2019, Zion Oil & Gas, Inc. (“Zion” or “Company”) received a letter from the Listing Qualifications Department staff (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the last 30 consecutive trading days prior to the date of the letter, the closing bid price for the Company’s common stock was below the $1.00 per share minimum required for continued listing on the Nasdaq Global Market as set forth in Nasdaq Listing Rule 5450(a)(1). The letter from Nasdaq has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Market or on the trading of the Company’s common stock.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until July 8, 2019, to regain compliance with the minimum bid price rule. If at any time during this 180-day period the closing bid price of the Company’s common stock is at least $1 for a minimum of 10 consecutive business days (unless the Staff exercises its discretion to extend such 10-day period), the Staff will provide the Company with written confirmation of compliance with the minimum bid price rule and the matter will be closed.

If the Company does not regain compliance by July 8, 2019, the Company may transfer from the Nasdaq Global Market to the Nasdaq Capital Market and may be eligible for an additional compliance period of 180 calendar days. To qualify for the additional compliance period, the Company would have to meet the continued listing requirement for market value of publicly held shares and all other requirements for initial listing on the Nasdaq Capital Market (except for the bid price requirement), and provide written notice to Nasdaq of its intention to cure the bid price deficiency during the additional 180-day compliance period, by effecting a reverse stock split, if necessary.

The Company intends to monitor the closing bid price of the Company’s common stock and consider its available options if the closing bid price of the Company’s common stock remains below $1.00 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: January 14, 2019	By:	/s/ Dustin L. Guinn
Dustin L. Guinn
Vice Chairman Chief Executive Officer

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